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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

North American DataCom, Inc.
Iuka, Mississippi

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 18, 2000, relating to the consolidated financial statements of North American DataCom, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                /s/ BDO SEIDMAN, LLP
                                --------------------------------------------
                                BDO Seidman, LLP

Memphis, Tennessee
December 7, 2000